Exhibit 99.1


                                 PROMISSORY NOTE

                                                                   July 12, 2006

                       THIRTY THOUSAND AND 00/100 DOLLARS


     For value received, POSEIDIS, INC., a Florida corporation (the "Company"), hereby promises to pay to the order of LOUIS PARDO (the "Holder"), or his registered assigns, the principal amount of Thirty Thousand and 00/100 Dollars ($30,000.00). The principal and accrued interest shall be paid in full on demand, not later than the fifth business day after written demand therefor is received by the Company (the "Maturity Date").

     Until repaid, this Promissory Note shall accrue interest ("Interest") on such principal amount calculated at 9.25% per annum. The calculation of Interest hereunder shall be based on a 365-day year and charged on the basis of actual days elapsed.

     Principal, Interest and other charges owing hereunder are payable in lawful money of the United States of America. All payments shall be made at the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company.

     A waiver of any term of this Promissory Note must be made in writing and shall be limited to the express written terms of such waiver.

     The Company hereby waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of charges; and diligence in taking any action to collect any sums owing under this Promissory Note or in any proceeding against any of the rights and interest in and to properties securing payment of this Promissory Note. Time is of the essence with respect to every provision hereof. This Promissory Note shall be construed and enforced in accordance with the laws of the State of New Jersey, except to the extent that United States Federal Laws preempt the laws of the State of New Jersey.

     PREPAYMENTS. Prior to receiving a demand for repayment from the Holder, the Company may prepay and redeem this Note at the election of the Company without penalty of any kind, at any time in whole or in part, at a price equal to the outstanding principal of this Note together with accrued interest to the date of such prepayment, along with any other sums due hereunder.

     DEFAULT. The Company shall be in default under this Note upon the occurrence of any of the following events ("Event of Default"):

          (a) Failure to make any principal or interest payment required under this Note within five (5) business days of the date such payment is demanded;



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          (b) The occurrence of an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by the Company, or commenced against the Company which is not discharged within sixty (60) days.

     REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default:

          (a) specified in clause (b) of the Default Section above, then the Note shall be automatically accelerated and immediately due and payable at the option of the Holder, without notice or demand;

          (b) specified in clause (a) of the Default Section above, then the Holder may declare the Note immediately accelerated due and payable; and

          (c) the Holder shall have all of the rights and remedies available to it, at law and in equity, by statute or otherwise, and no remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity, by statute or otherwise.

     CHANGES; PARTIES. This Note can only be changed by an agreement in writing signed by the Company and the Holder. This Note shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and assigns.

     MAXIMUM RATE OF INTEREST. It is expressly stipulated and agreed to be the intent of the Company and Holder at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Holder to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of this Note or the indebtedness hereunder or if any prepayment by the Company results in the Company's having paid any interest in excess of that permitted by law, then it is the Company's and Holder's express intent that all excess cash amounts theretofore collected by Holder be credited on the principal balance of this Note (or if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to collect any unearned interest in the event of acceleration.

     NO IMPLIED WAIVER. No failure or delay on the part of Holder in exercising any right, power or privilege under this Note and no course of dealing between the Company and Holder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall



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     preclude  any other or further  exercise of any right,  power or  privilege
     Holder would otherwise have. No notice to, or demand on, the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW JERSEY WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.


     IN WITNESS WHEREOF, the Company has executed this Note as of the day and year set forth above.

                                 POSEIDIS, INC.



                        By:    /s/ John J. McGovern
                            ----------------------------------------
                              John J. McGovern
                              Executive Vice President and
                              Chief Financial Officer



















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